FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)		60602 (Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On February 24, 2010, Telephone and Data Systems, Inc. (“TDS”) issued a press release announcing that John E. Rooney, President and Chief Executive Officer of TDS’ subsidiary, United States Cellular Corporation (“U.S. Cellular”), will retire in 2010. The effective date of retirement has not yet been determined and, as of this time, no agreement has been entered with Mr. Rooney relating to his retirement.  A nationally recognized executive recruiting firm is conducting a search for his replacement.  As the President and Chief Executive Officer of TDS’ principal business unit, Mr. Rooney is deemed to be an executive officer of TDS under rules of the Securities and Exchange Commission.  A copy of TDS’ press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                Financial Statements and Exhibits

                (d)           Exhibits:

                                In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	March 2, 2010

By:	/s/ Douglas D. Shuma
Douglas D. Shuma Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	Press Release dated February 24, 2010